EXHIBIT 10.5
AMENDMENT
TO THE
BIG LOTS, INC. AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

This Amendment to the Big Lots, Inc. Amended and Restated Director Stock Option Plan (“Amendment”) is made effective as of March 5, 2008.

WHEREAS, Big Lots, Inc. (“Company”) adopted the Big Lots, Inc. Amended and Restated Director Stock Option Plan (“Plan”);

WHEREAS, the Board believes that it is in the best interest of the Company and desires to amend the Plan to: (i) allow all Plan participants one (1) year after termination of service as an Outside Director to exercise all of the participant’s vested Options; and (ii) accelerate all of the Plan participant’s unvested stock options upon (a) the participant’s death or permanent and total disability while serving as an Outside Director or (b) reaching the date of the Company’s annual meeting of shareholders next following the participant’s 70th birthday while serving as an Outside Director;

WHEREAS, the acceleration upon reaching the date of the Company’s annual meeting of shareholders next following the Plan participant’s 70th birthday shall not be dependent upon the Outside Director’s reelection at or continued service beyond such annual meeting of shareholders;

WHEREAS, pursuant to Section 16 of the Plan, the Company may amend the Plan at any time, except that no amendment to the Plan shall be made within six (6) months of any previous amendment and that no amendment shall be made without the approval of the Company’s shareholders if such amendment would (i) cause the Plan not to comply with Rule 16(b)-3 under the Securities Exchange Act of 1934 or (ii) cause the Common Stock of the Company to be delisted upon any stock exchange; and

WHEREAS, such amendments are not prohibited by the Plan, such amendments do not constitute material modifications under Section 162(m) of the Internal Revenue Code or the applicable rules of the New York Stock Exchange, and such amendments do not require shareholder approval.

NOW, THEREFORE, the Company, acting through its Board of Directors, amends the Plan as follows:

1.
Defined Terms; References.  Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Plan.  Each reference to “hereof,” “hereunder,” “herein,” “hereby,” and similar references contained in the Plan, and each reference to “the Plan” and similar references contained in the Plan, shall refer to the Plan as and to the extent amended hereby.

2.	Amendment of Plan.

a.	The third and fourth paragraphs of Section 9 of the Plan are hereby deleted in their entirety and restated as follows:

Notwithstanding anything to the contrary in this Plan, all unvested Options shall immediately become Vested upon (a) the participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while serving as an Outside Director or (b) reaching the date of the Company’s annual meeting of shareholders next following the participant’s 70th birthday while serving as an Outside Director.

If a participant to whom an Option has been granted shall die or become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while serving as an Outside Director or otherwise cease to be an Outside Director, such Option may be exercised by the participant or the participant’s personal representative only within one (1) year after the date the participant died, became permanently and totally disabled or otherwise ceased to be an Outside Director (but no later than the end of the fixed term of the Option) and only for the number of shares of Common Stock for which the Option could have been exercised at the time the participant died, became permanently and totally disabled or otherwise ceased to be an Outside Director.

3.
Effectiveness of Amendment.  This Amendment shall become effective as of the Effective Date.  Upon and to the extent of the effectiveness hereof, the Plan shall be amended hereby in accordance with the terms hereof, and this Amendment and the Plan shall hereafter be one agreement and any reference to the Plan in any document, instrument, or agreement shall hereafter mean and include the Plan as amended hereby.  In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the Plan, the terms and provisions hereof shall control.  Except as specifically amended by the provisions hereof, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is hereby adopted by the Company.

BOARD OF DIRECTORS OF
BIG LOTS, INC.

By:	/s/ Steven S. Fishman
Name:	Steven S. Fishman
Title:	Chairman, CEO and President